Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2022 Second Quarter Financial Results

•	Total Revenue up 6% to $10.4 Billion
•	Total Cloud Revenue (IaaS plus SaaS) up 22% to $2.7 Billion
•	Fusion ERP cloud revenue up 35%, NetSuite ERP cloud revenue up 29%

AUSTIN, Texas, December 9, 2021 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2022 Q2 results. Total quarterly revenues were up 6% year-over-year to $10.4 billion. Cloud services and license support revenues were up 6% to $7.6 billion. Cloud license and on-premise license revenues were up 13% to $1.2 billion.

Oracle’s Q2 GAAP results were adversely impacted by the payment of a judgment related to a ten year old dispute surrounding former CEO Mark Hurd’s employment. That payment resulted in a Q2 GAAP operating loss of $824 million and a loss per share of $0.46. Q2 Non-GAAP operating income was up 6% to $4.9 billion and earnings per share was up 14% to $1.21.

Short-term deferred revenues were $7.9 billion. Operating cash flow was $10.3 billion during the trailing twelve months.

“Oracle’s Q2 Non-GAAP earnings per share was up 14% to $1.21—beating guidance by $0.10,” said Oracle CEO, Safra Catz. “Constant currency revenue beat guidance by $200 million. These strong results are being driven by the 22% growth of our infrastructure and applications cloud businesses which are approaching $11 billion in annualized revenue. We now have 8,500 Fusion ERP customers with revenue growing 35%, 28,400 NetSuite ERP customers with revenue growing 29%, and our Gen2 infrastructure businesses are growing even faster—and accelerating.”

“Oracle’s Autonomous Database and new MySQL Database with HeatWave are the world’s two highest-performance databases,” said Oracle Chairman and CTO, Larry Ellison. “Because of their extreme high-performance, both products present huge growth opportunities for our cloud infrastructure business. Oracle database on-premise customers are choosing our Autonomous Database as they move to the public cloud and our unique Cloud@Customer service. Amazon Aurora customers are discovering that moving to MySQL with HeatWave can increase their performance by more than ten-times—with a corresponding reduction in cost. These two databases will sustain Oracle’s database market and technology leadership for years to come.”

The board of directors increased the authorization for share repurchases by $10 billion. The board of directors also declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on January 7, 2022, with a payment date of January 19, 2022.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding growth in our infrastructure and applications cloud businesses and our future database market and technology leadership, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If our security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, any of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) We are susceptible to third-party manufacturing and logistics delays, which could result in the loss of sales and customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of December 9, 2021. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended November 30,				% Increase	% Increase (Decrease)
	2021	% of Revenues	2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,554	73%	$7,112	72%	6%	6%
Cloud license and on-premise license	1,237	12%	1,092	11%	13%	16%
Hardware	767	7%	844	9%	(9%)	(8%)
Services	802	8%	752	8%	7%	7%
Total revenues	10,360	100%	9,800	100%	6%	6%
OPERATING EXPENSES
Cloud services and license support	1,259	12%	1,064	11%	18%	19%
Hardware	229	2%	244	2%	(6%)	(5%)
Services	671	7%	631	6%	6%	7%
Sales and marketing	1,954	19%	1,836	19%	6%	7%
Research and development	1,754	17%	1,601	16%	10%	9%
General and administrative	319	3%	324	3%	(2%)	(2%)
Amortization of intangible assets	299	3%	345	4%	(13%)	(13%)
Acquisition related and other (2)	4,667	45%	76	1%	*	*
Restructuring	32	0%	96	1%	(67%)	(67%)
Total operating expenses	11,184	108%	6,217	63%	80%	79%
OPERATING (LOSS) INCOME	(824)	(8%)	3,583	37%	*	*
Interest expense	(679)	(6%)	(600)	(7%)	13%	13%
Non-operating income (expenses), net	7	0%	(11)	0%	*	*
(LOSS) INCOME BEFORE INCOME TAXES	(1,496)	(14%)	2,972	30%	*	*
Benefit from (provision for) income taxes	249	2%	(530)	(5%)	*	*
NET (LOSS) INCOME	$(1,247)	(12%)	$2,442	25%	*	*
(LOSS) EARNINGS PER SHARE:
Basic	$(0.46)		$0.82
Diluted	$(0.46)		$0.80
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,694		2,977
Diluted	2,694		3,046

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended November 30, 2021 compared with the corresponding prior year period increased our total operating expenses by 1 percentage point.

(2)	Acquisition related and other for the three months ended November 30, 2021 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2021 GAAP	Adj.	2021 Non-GAAP	2020 GAAP	Adj.	2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$10,360	$—	$10,360	$9,800	$—	$9,800	6%	6%	6%	6%
TOTAL OPERATING EXPENSES	$11,184	$(5,679)	$5,505	$6,217	$(1,005)	$5,212	80%	6%	79%	6%
Stock-based compensation (3)	681	(681)	—	488	(488)	—	39%	*	39%	*
Amortization of intangible assets (4)	299	(299)	—	345	(345)	—	(13%)	*	(13%)	*
Acquisition related and other	4,667	(4,667)	—	76	(76)	—	*	*	*	*
Restructuring	32	(32)	—	96	(96)	—	(67%)	*	(67%)	*
OPERATING (LOSS) INCOME	$(824)	$5,679	$4,855	$3,583	$1,005	$4,588	*	6%	*	7%
OPERATING MARGIN %	(8%)		47%	37%		47%	*	5 bp.	*	14 bp.
INCOME TAX EFFECTS (5)	$249	$(1,052)	$(803)	$(530)	$(212)	$(742)	*	8%	*	9%
NET (LOSS) INCOME	$(1,247)	$4,627	$3,380	$2,442	$793	$3,235	*	4%	*	5%
DILUTED (LOSS) EARNINGS PER SHARE (6)	$(0.46)		$1.21	$0.80		$1.06	*	14%	*	15%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	2,694	91	2,785	3,046	—	3,046	(12%)	(9%)	(12%)	(9%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended November 30, 2021			Three Months Ended November 30, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$50	$(50)	$—	$36	$(36)	$—
Hardware	4	(4)	—	3	(3)	—
Services	18	(18)	—	14	(14)	—
Sales and marketing	120	(120)	—	80	(80)	—
Research and development	423	(423)	—	314	(314)	—
General and administrative	66	(66)	—	41	(41)	—
Total stock-based compensation	$681	$(681)	$—	$488	$(488)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2021 was as follows:

Remainder of fiscal 2022	$534
Fiscal 2023	716
Fiscal 2024	473
Fiscal 2025	124
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,881

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of (16.6%) and 17.8% in the second quarter of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 19.2% and 18.7% in the second quarter of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in the second quarter of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the net tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the second quarter of fiscal 2021 was primarily due to the net tax effects on stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets.

(6)

In the second quarter of fiscal 2022, GAAP diluted loss per share was calculated excluding the dilutive effects of 91 million shares related to employee stock plans as the effect would be anti-dilutive.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Six Months Ended November 30,				% Increase	% Increase (Decrease)
	2021	% of Revenues	2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$14,925	74%	$14,059	73%	6%	6%
Cloud license and on-premise license	2,049	10%	1,978	10%	4%	4%
Hardware	1,530	8%	1,658	9%	(8%)	(8%)
Services	1,583	8%	1,472	8%	8%	7%
Total revenues	20,087	100%	19,167	100%	5%	4%
OPERATING EXPENSES
Cloud services and license support	2,472	12%	2,075	11%	19%	19%
Hardware	474	2%	490	3%	(3%)	(3%)
Services	1,315	7%	1,254	7%	5%	4%
Sales and marketing	3,808	19%	3,690	19%	3%	3%
Research and development	3,438	17%	3,190	17%	8%	7%
General and administrative	618	3%	619	3%	0%	(1%)
Amortization of intangible assets	603	3%	690	4%	(13%)	(13%)
Acquisition related and other (2)	4,687	24%	95	0%	*	*
Restructuring	70	0%	270	1%	(74%)	(74%)
Total operating expenses	17,485	87%	12,373	65%	41%	40%
OPERATING INCOME	2,602	13%	6,794	35%	(62%)	(60%)
Interest expense	(1,384)	(7%)	(1,214)	(6%)	14%	14%
Non-operating expenses, net	(34)	0%	(13)	0%	158%	97%
INCOME BEFORE INCOME TAXES	1,184	6%	5,567	29%	(79%)	(76%)
Benefit from (provision for) income taxes	25	0%	(874)	(5%)	*	*
NET INCOME	$1,209	6%	$4,693	24%	(74%)	(71%)
EARNINGS PER SHARE:
Basic	$0.44		$1.56
Diluted	$0.43		$1.53
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,731		3,009
Diluted	2,823		3,076

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the six months ended November 30, 2021 compared with the corresponding prior year period increased our total revenues and total operating expenses, each by 1 percentage point, and decreased our operating income by 2 percentage points.

(2)	Acquisition related and other for the six months ended November 30, 2021 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Six Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2021 GAAP	Adj.	2021 Non-GAAP	2020 GAAP	Adj.	2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$20,087	$—	$20,087	$19,167	$1	$19,168	5%	5%	4%	4%
Cloud services and license support	14,925	—	14,925	14,059	1	14,060	6%	6%	6%	6%
TOTAL OPERATING EXPENSES	$17,485	$(6,586)	$10,899	$12,373	$(1,971)	$10,402	41%	5%	40%	4%
Stock-based compensation (3)	1,226	(1,226)	—	916	(916)	—	34%	*	34%	*
Amortization of intangible assets (4)	603	(603)	—	690	(690)	—	(13%)	*	(13%)	*
Acquisition related and other	4,687	(4,687)	—	95	(95)	—	*	*	*	*
Restructuring	70	(70)	—	270	(270)	—	(74%)	*	(74%)	*
OPERATING INCOME	$2,602	$6,586	$9,188	$6,794	$1,972	$8,766	(62%)	5%	(60%)	4%
OPERATING MARGIN %	13%		46%	35%		46%	*	1 bp.	*	0 bp.
INCOME TAX EFFECTS (5)	$25	$(1,473)	$(1,448)	$(874)	$(548)	$(1,422)	*	2%	*	1%
NET INCOME	$1,209	$5,113	$6,322	$4,693	$1,424	$6,117	(74%)	3%	(71%)	3%
DILUTED EARNINGS PER SHARE	$0.43		$2.24	$1.53		$1.99	(72%)	13%	(68%)	12%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,823	—	2,823	3,076	—	3,076	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Six Months Ended November 30, 2021			Six Months Ended November 30, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$90	$(90)	$—	$66	$(66)	$—
Hardware	7	(7)	—	6	(6)	—
Services	32	(32)	—	26	(26)	—
Sales and marketing	215	(215)	—	151	(151)	—
Research and development	767	(767)	—	590	(590)	—
General and administrative	115	(115)	—	77	(77)	—
Total stock-based compensation	$1,226	$(1,226)	$—	$916	$(916)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2021 was as follows:

Remainder of fiscal 2022	$534
Fiscal 2023	716
Fiscal 2024	473
Fiscal 2025	124
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,881

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of (2.1%) and 15.7% in the first half of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 18.6% and 18.9% in the first half of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in the first half of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the net tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the first half of fiscal 2021 was primarily due to the net tax effects on stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	November 30, 2021	May 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$17,938	$30,098
Marketable securities	4,900	16,456
Trade receivables, net	4,462	5,409
Prepaid expenses and other current assets	3,778	3,604
Total Current Assets	31,078	55,567
Non-Current Assets:
Property, plant and equipment, net	8,029	7,049
Intangible assets, net	1,881	2,430
Goodwill, net	43,842	43,935
Deferred tax assets	13,265	13,636
Other non-current assets	8,802	8,490
Total Non-Current Assets	75,819	75,540
TOTAL ASSETS	$106,897	$131,107
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Notes payable, current	$4,998	$8,250
Accounts payable	1,034	745
Accrued compensation and related benefits	1,503	2,017
Deferred revenues	7,937	8,775
Other current liabilities	3,409	4,377
Total Current Liabilities	18,881	24,164
Non-Current Liabilities:
Notes payable and other borrowings, non-current	73,433	75,995
Income taxes payable	12,122	12,345
Deferred tax liabilities	6,777	7,864
Other non-current liabilities	5,342	4,787
Total Non-Current Liabilities	97,674	100,991
Stockholders’ (Deficit) Equity	(9,658)	5,952
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$106,897	$131,107

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Six Months Ended November 30,
	2021	2020
Cash Flows From Operating Activities:
Net income	$1,209	$4,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	913	742
Amortization of intangible assets	603	690
Deferred income taxes	(820)	(43)
Stock-based compensation	1,226	916
Other, net	(176)	184
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	789	1,263
Decrease in prepaid expenses and other assets	263	545
Decrease in accounts payable and other liabilities	(918)	(248)
Decrease in income taxes payable	(849)	(1,243)
Decrease in deferred revenues	(531)	(158)
Net cash provided by operating activities	1,709	7,341
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(9,631)	(15,578)
Proceeds from sales and maturities of marketable securities and other investments	21,617	10,779
Acquisitions, net of cash acquired	(50)	—
Capital expenditures	(1,987)	(1,004)
Net cash provided by (used for) investing activities	9,949	(5,803)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(15,001)	(8,962)
Proceeds from issuances of common stock	305	772
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(890)	(520)
Payments of dividends to stockholders	(1,748)	(1,447)
Repayments of borrowings	(5,750)	(1,000)
Other, net	(437)	110
Net cash used for financing activities	(23,521)	(11,047)
Effect of exchange rate changes on cash and cash equivalents	(297)	271
Net decrease in cash and cash equivalents	(12,160)	(9,238)
Cash and cash equivalents at beginning of period	30,098	37,239
Cash and cash equivalents at end of period	$17,938	$28,001

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,092	$13,967	$14,659	$15,887	$15,325	$10,255

Capital Expenditures	(1,614)	(1,833)	(1,851)	(2,135)	(2,761)	(3,118)

Free Cash Flow	$11,478	$12,134	$12,808	$13,752	$12,564	$7,137

% Growth over prior year	(6%)	(1%)	3%	19%	9%	(41%)

GAAP Net Income	$10,249	$10,380	$12,830	$13,746	$13,952	$10,262

Free Cash Flow as a % of Net Income	112%	117%	100%	100%	90%	70%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2021					Fiscal 2022
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554			$14,925
Cloud license and on-premise license	886	1,092	1,276	2,144	5,399	813	1,237			2,049
Hardware	814	844	820	882	3,359	763	767			1,530
Services	720	752	737	812	3,021	781	802			1,583
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360			$20,087
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	2%	4%	5%	8%	5%	6%	6%			6%
Cloud license and on-premise license	9%	(3%)	4%	9%	5%	(8%)	13%			4%
Hardware	0%	(3%)	(4%)	(2%)	(2%)	(6%)	(9%)			(8%)
Services	(8%)	(7%)	(5%)	11%	(3%)	8%	7%			8%
Total revenues	2%	2%	3%	8%	4%	4%	6%			5%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	2%	4%	2%	4%	3%	5%	6%			6%
Cloud license and on-premise license	8%	(5%)	0%	5%	2%	(9%)	16%			4%
Hardware	0%	(3%)	(6%)	(6%)	(4%)	(7%)	(8%)			(8%)
Services	(8%)	(8%)	(8%)	6%	(5%)	7%	7%			7%
Total revenues	2%	1%	0%	4%	2%	2%	6%			4%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,816	$2,901	$2,952	$3,043	$11,712	$3,041	$3,149			$6,190
Infrastructure cloud services and license support	4,131	4,211	4,300	4,346	16,988	4,330	4,405			8,735
Total cloud services and license support revenues	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554			$14,925
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	4%	5%	5%	11%	6%	8%	9%			8%
Infrastructure cloud services and license support	1%	4%	4%	6%	4%	5%	5%			5%
Total cloud services and license support revenues	2%	4%	5%	8%	5%	6%	6%			6%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	4%	5%	3%	7%	5%	7%	8%			7%
Infrastructure cloud services and license support	1%	3%	2%	2%	2%	3%	5%			4%
Total cloud services and license support revenues	2%	4%	2%	4%	3%	5%	6%			6%
GEOGRAPHIC REVENUES
Americas	$5,068	$5,259	$5,424	$6,076	$21,828	$5,321	$5,736			$11,056
Europe/Middle East/Africa	2,738	2,852	2,981	3,324	11,894	2,784	2,953			5,737
Asia Pacific	1,561	1,689	1,680	1,827	6,757	1,623	1,671			3,294
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360			$20,087

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021 and 2020 for the fiscal 2022 and fiscal 2021 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q2 FISCAL 2022 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Cloud services and license support revenues: Business combination accounting rules as applicable to acquisitions closed prior to fiscal 2022 required us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues for certain of the fiscal 2021 periods presented are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses for the three and six months ended November 30, 2021 substantially consisted of litigation related charges totaling $4.7 billion that we generally do not expect to recur, and also consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. We consider the $4.7 billion of litigation related charges to be outside our ordinary course of business based on the following considerations: (i) the unprecedented nature of the litigation related charges including the nature and size of the damages awarded; (ii) the dissimilarity of this litigation and related charges to recurring litigation of which we are a party in our normal business course for which any and all such charges are included in our GAAP operating results and non-GAAP measures; (iii) the complexity of the case; (iv) the counterparty involved; and (v) our expectation that litigation related charges of this nature will not recur in future periods; amongst other factors. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.